Exhibit 4.55

Termination Agreement

This Termination Agreement (“this Agreement”) is made and entered into on January 24, 2024 in Beijing, the People’s Republic of China (hereinafter referred to as “China”, for the purpose of this Agreement, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) by the following parties:

1
Beijing Chezhiying Technology Co., Ltd.,(“Chezhiying”), a wholly foreign-owned enterprise established in China with its registered address at Room1117, F/11, Tower B, No. 3, Danling Street, Haidian District, Beijing, China. Its uniform social credit code is 91110108322170854H;
2
Beijing Shengtuo Hongyuan Information Technology Co., Ltd. (“Shengtuo Hongyuan”), a company duly organized and existing in China with its legal address at Unit 53, F/10, Tower B, No. 3, Danling Street, Haidian District, Beijing, China. Its uniform social credit code is 91110108563619210K;
3
Long Quan, whose identification card number is ******;
4
Lei Haiyun, whose identification card number is ******.

Each of Chezhiying, Shengtuo Hongyuan, Lei Haiyun and Long Quan is referred to as the “Party” and together as the “Parties”.

Recitals:

1
Chezhiying, Shengtuo Hongyuan and its original shareholders Lu Min and Lei Haiyun, entered into the following agreements (collectively referred to as “Control Documents”):
(1)
On February 19, 2021, Chezhiying and Shengtuo Hongyuan entered into the Exclusive Technology Consulting and Service Agreement;
(2)
On February 19, 2021, Chezhiying, Shengtuo Hongyuan and Long Quan entered into the Equity Option Agreement;
(3)
On February 19, 2021, Chezhiying and Long Quan entered into the Equity Interest Pledge Agreement;
(4)
On February 19, 2021, Chezhiying and Long Quan entered into the Loan

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Agreement;
(5)
On February 19, 2021, Long Quan signed the Power of Attorney;
(6)
On February 19, 2021, Chezhiying, Shengtuo Hongyuan and Lei Haiyun entered into the Equity Option Agreement;
(7)
On February 19, 2021, Chezhiying and Lei Haiyun entered into the Equity Interest Pledge Agreement;
(8)
On February 19, 2021, Chezhiying and Lei Haiyun entered into the Loan Agreement;
(9)
On February 19, 2021, Lei Haiyun signed the Power of Attorney.
2
Lei Haiyun is currently in the process of transfer all the equity of Shengtuo Hongyuan to Wang Youdong.
3
The Parties agree to terminate the Control Documents in accordance with the terms and conditions set forth in this Agreement.

The Parties agree as follows:

1
From the date of the issuance of an approval notice for the change of registration by the competent Bureau of Administration for Market Regulation in charge of Shengtuo Hongyuan, the Control Documents shall be terminated, and the rights and obligations of the Parties thereunder shall be terminated immediately, unconditionally and irrevocably. Upon the termination of the Control Documents, the Parties shall not undertake any rights, obligations or responsibilities arising from the Control Documents.
2
The Parties undertake that, except for the above-mentioned Control Documents, there is no agreement or unilaterally issued document or arrangement in any other form among the Parties or held by any Party that results in or may result in a controlling relationship in Shengtuo Hongyuan among the Parties or a Party holding a controlling relationship in Shengtuo Hongyuan. If such agreements, documents or arrangements do exist, the Parties shall automatically waive any of their rights and obligations under such agreements, documents or arrangements from the date of this Agreement.
3
The execution, validity, interpretation, modification, implementation, and termination of this Agreement and the resolution of disputes hereunder shall be governed by the PRC laws. If any dispute arises in the process of the

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interpretation or implementation of this Agreement, the Parties shall attempt in the first instance to resolve such dispute through amicable consultation. If a dispute cannot be resolved in the above manner within 30 days after a Party sends a written notice to the other Party requesting for a consultation to resolve the dispute, any Party can submit the dispute to the China International Economic and Trade Arbitration Commission located in Beijing for arbitration in accordance with its then-current rules. The place of arbitration shall be in Beijing and the arbitral award shall be final and binding to the Parties.

This Agreement is written and executed in both English and Chinese, and Chinese articles shall prevail over English articles in case of any inconsistency. This Agreement shall take effect upon the signature or seal by the Parties. This Agreement shall be executed in 4 originals, each with the same legal effect.

[The space below is intentionally left blank.]

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(Signature Page of the Termination Agreement)

/s/ Beijing Chezhiying Technology Co., Ltd.

Beijing Chezhiying Technology Co., Ltd.

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(Signature Page of the Termination Agreement)

/s/ Beijing Shengtuo Hongyuan Information Technology Co., Ltd.

Beijing Shengtuo Hongyuan Information Technology Co., Ltd.

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(Signature Page of the Termination Agreement)

/s/ Long Quan

Long Quan

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(Signature Page of the Termination Agreement)

/s/ Lei Haiyun

Lei Haiyun

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